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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and under the caption "Experts" and to the use of our report dated January 18, 1996 (except Note 1, as to which the date is July 24, 1996), in the Registration Statement (Form S-1 No. 333-4512) and related Prospectus of TV Filme, Inc. for the registration of 2,875,000 shares of its Common Stock.



                                        /s/  Ernst & Young
                                        Auditores Independents S.C.

Sao Paulo, Brazil
July 25, 1996